UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2017

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-37686 (Commission File Number)	98-1209416 (I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands

(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Decision Not to Stand for Re-election

On April 20, 2017, Ke Tang notified BeiGene, Ltd. (the “Company” or “we”) of his decision not to stand for re-election to the Company’s Board of Directors (the “Board”) when his current term expires at the Company’s next annual general meeting of shareholders to be held in June 2017. Mr. Tang will continue to serve as a member of the Board and a member of the Audit Committee until such meeting. His decision not to stand for re-election did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Tang has served as a member of the Board since October 2014. The Company extends its sincere appreciation to Mr. Tang for his service on the Board.

Employment Agreements with John V. Oyler

On April 25, 2017, we and certain of our subsidiaries entered into employment agreements with John V. Oyler, pursuant to which Mr. Oyler will continue to serve as our Chief Executive Officer. Mr. Oyler is entitled to a base salary of $590,000, which is subject to review and adjustment in accordance with company policy. Mr. Oyler’s base salary will be allocated between us and certain of our subsidiaries. Mr. Oyler is eligible for an annual bonus, with a target level of $320,000 and a minimum payout level of 15% of the base salary, based on performance criteria determined by our Board of Directors. Mr. Oyler is eligible to participate in our employee benefit plans generally available to our executive employees, subject to the terms of those plans. Mr. Oyler’s employment agreements also provide for certain transportation and international travel benefits and tax equalization payments. His employment agreements have an initial three-year term and automatically renews for additional one-year terms unless either party provides written notice of nonrenewal. Mr. Oyler’s employment can be terminated at will by either party. Upon termination of Mr. Oyler’s employment for any reason, we will pay (i) accrued but unpaid base salary during the final payroll period of employment; (ii) unpaid vacation time; (iii) unpaid annual bonus from the previous calendar year; and (iv) any business expenses incurred, documented and substantiated but not yet reimbursed (collectively, the “Final Compensation”). If Mr. Oyler’s employment is terminated by us other than for “cause” (as defined in his employment agreements) or if Mr. Oyler terminates his employment for “good reason” (as defined in his employment agreements), Mr. Oyler is entitled to (i) the Final Compensation, (ii) a lump sum equal to the base salary divided by 12, then multiplied by the Severance Period, (iii) the post-termination bonus calculated based on the target bonus for the year and the number of days passed through the date of termination, (iv) a $20,000 one-time bonus and (v) acceleration of the vesting schedule of his equity grants by 20 months. The “Severance Period” is 20 months; provided that if Mr. Oyler’s employment is terminated without cause or for good reason during the initial three-year term, the Severance Period will be the greater of 20 months or the number of the months remaining in the initial three-year term; provided further that if Mr. Oyler’s employment terminates during the 12 month period following a “change in control” (as defined in his employment agreements), then the Severance Period will be 24 months. His employment agreements provide that all unvested options will immediately vest upon a “change in control.” Mr. Oyler’s employment agreements also prohibit Mr. Oyler from engaging in certain competitive and solicitation activities during his employment and 18 months after the termination of his employment.

The foregoing description of the terms of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated April 25, 2017, by and between the Registrant and John V. Oyler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: April 26, 2017	By:	/s/ Howard Liang
	Name:	Howard Liang
	Title:	Chief Financial Officer and Chief Strategy Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated April 25, 2017, by and between the Registrant and John V. Oyler